Exhibit 4.2

AMENDMENT NO. 2
TO THE
SALE AND SERVICING AGREEMENT

Amendment No. 2, dated as of November 1, 2007 (the “Amendment”), to the Sale and Servicing Agreement (the “Agreement”) dated as of May 1, 2006, by and among NovaStar Certificates Financing Corporation, as depositor (the “Depositor”), NovaStar Mortgage, Inc., as sponsor and servicer (the “Sponsor” or “Servicer”), NovaStar Financial, Inc., as seller (the “Seller”), NovaStar Mortgage Funding Trust, Series 2006-MTA1, as issuing entity (the “Issuing Entity”), U.S. Bank National Association, as custodian (the “Custodian”), The Bank of New York (as successor to JPMorgan Chase Bank, National Association), as indenture trustee (the “Indenture Trustee”) and The Bank of New York (as successor to J.P. Morgan Trust Company, National Association), as co-trustee (the “Co-Trustee”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement and Appendix I thereto.

WHEREAS the parties hereto have entered into the Agreement;

WHEREAS the parties hereto now wish to amend certain provisions in the Agreement pursuant to Section 11.03 of the Agreement; and

WHEREAS the Indenture Trustee shall not consent to this Amendment to the Agreement unless it shall have first received an Opinion of Counsel, to the effect that (a) this Amendment (i) will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuing Entity to be subject to an entity-level tax for federal income tax purposes, and (ii) shall not adversely affect in any material respect the interests of any Noteholder, and (b) any applicable requirements and conditions set forth in the Agreement with respect to the adoption of amendments thereto have been complied with.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreement pursuant to Section 11.03 of the Agreement and restate certain provisions thereof as follows:

1. Revised Section 8.02(a).

In Section 8.02(a) of the Agreement, the following sentence shall be added as the third to last sentence of such section:

“In accordance with any successor Servicer not being liable for any acts or omissions of any predecessor Servicer, the Servicing Defaults set forth in subsections 8.01(a)(v), 8.01(a)(vi) and 8.01(a)(vii) shall apply to a successor Servicer that succeeds to the servicing of the Mortgage Loans pursuant to this Agreement including, without limitation, Sections 3.28, 6.02, 6.04, 7.01 or 7.02 herein, only in the event of any withdrawal or downgrade by two or more levels (i.e., from "Above Average" to "Below Average" or the equivalent) of such successor Servicer’s rating as of the date of such succession, that results in a downgrade, qualification or withdrawal of the rating assigned to any Class of Notes by any Rating Agency.”

2. Condition to effectiveness. As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 11.03 of the Agreement has been received by the parties hereto.

3. Effect of Amendment. This Amendment to the Agreement shall be effective and the Agreement shall be deemed to be modified and amended in accordance herewith on the Payment Date on the date on which the Indenture Trustee receives an executed copy of this Amendment. This Amendment, once effective, shall be effective as of the date first set forth above. The respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Custodian, the Co-Trustee and the Indenture Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

4. The Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all the terms and conditions of the Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreement. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment.

5. Counterparts. This Amendment may be executed by the parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

7. Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Amendment or any other related documents.

IN WITNESS WHEREOF, the Depositor, Sponsor, the Servicer, the Seller, the Issuing Entity, the Indenture Trustee, the Co-Trustee and the Custodian, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

NOVASTAR CERTIFICATES FINANCING CORPORATION, as Depositor

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

NOVASTAR MORTGAGE, INC.,
as Sponsor and as Servicer

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2006-MTA1, as Issuing Entity

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:  /s/ Roseline K. Maney
Name: Roseline K. Maney
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By: /s/ Corinne Rhode
Name: Corinne Rhode
Title: Assistant Vice President

[Signature Page for Amendment No. 2 to the Sale and Servicing Agreement - Section 8.02]

NOVASTAR FINANCIAL, INC., as Seller By:_/s/ Matt Kaltenrieder________________ Name: Matt Kaltenrieder Title: Vice President
THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By: /s/ Andrew M. Cooper
Name: Andrew M. Cooper
Title: Assistant Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Co-Trustee

By: /s/ Andrew M. Cooper
Name: Andrew M. Cooper
Title: Assistant Vice President

DB STRUCTURED PRODUCTS, INC.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Glenn Minkoff __________________
Name: Glenn Minkoff
Title: Director

WACHOVIA BANK, N.A.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:___/s/ Andrew W. Riebe ______________
Name: Andrew W. Riebe
Title: Director

WACHOVIA CAPITAL MARKETS, LLC
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Scott Shuman ___________________
Name: Scott Shuman
Title: Vice President

WACHOVIA INVESTMENT HOLDINGS, LLC
hereby consents to the foregoing Amendment as lender under
certain financing facilities:

By:__/s/ Goetz Rokahr ___________________
Name: Goetz Rokahr
Title: Vice President

[Signature Page for Amendment No. 2 to the Sale and Servicing Agreement - Section 8.02]